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                                                                  EXHIBIT 23.8C

                            CONSENT OF JOHN B. FERY




   In accordance with Rule 438 under the Securities Act of 1933, as amended ("Securities Act"), the undersigned hereby consents to being named as a person about to become a director of U. S. Bancorp in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement to be filed by U. S. Bancorp in connection with the registration under the Securities Act of shares of the common stock, $5 par value, of U. S. Bancorp.




                                           /s/ JOHN B. FERY
                                           -------------------------------
                                           John B. Fery


Dated:  July 31, 1995